U. S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 20, 2003

MORTON INDUSTRIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Georgia	0-13198	38-0811650
(State of other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

1021 West Birchwood, Morton, Illinois 61550
(Address of principal executive offices) (Zip Code)

(309-266-7176)
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

SIGNATURES
5th Amendment to Amended & Rstd Credit Agreement
Settlement Agreement
Stock Redemption Agreement

Item 5. Other Events

Morton Industrial Group, Inc. (the Company) has entered into an extension of its credit facility with a syndicate of banks led by Harris Trust and Savings Bank (the Harris syndicate) and has reached a settlement related to its redeemable preferred stock held by Worthington Industries, Inc. (Worthington).

The credit facility with the Harris syndicate is being extended through April 1, 2005 under terms comparable with the current terms, with the maturity date of outstanding warrants being extended through December 31, 2006. The extension, dated December 22, 2003, also permits the Company to enter into a settlement with Worthington as described below.

The Company issued $10 million (face value) of preferred stock to Worthington in April, 1999 which becomes redeemable on April 15, 2004. The Company and Worthington have reached a settlement, dated November 20, 2003, that provides for 30 monthly redemption payments of $50,000 each over a 3-year period (10 payments each year in 2004, 2005 and 2006) to fully redeem the preferred stock. Each payment will redeem 333 (or 334) shares of the 10,000 shares outstanding. As part of this settlement, all litigation between the Company and Worthington is settled and dismissed.

Exhibit 99.1

Fifth Amendment to Amended and Restated Credit Agreement

Exhibit 99.2

Settlement Agreement

Exhibit 99.3

Stock Redemption Agreement

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORTON INDUSTRIAL GROUP, INC.

Date: December 29, 2003	By:	/s/ Rodney B. Harrison Rodney B. Harrison Vice President of Finance